EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

The Company has one subsidiary, which is wholly owned by the Company:

                                                 STATE OF              NAME UNDER WHICH
NAME                                             INCORPORATION         COMPANY DOES BUSINESS
----                                             -------------         ---------------------
North Orlando Sports Promotions, Inc.            Florida               North Orlando Sports or Promotions, Inc. or "NOSP"